Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 28, 2013 on the financial statements of Johnson Mutual Funds, comprising Johnson Equity Income Fund, Johnson Growth Fund, Johnson Disciplined Mid-Cap Fund, Johnson Realty Fund, Johnson International Fund, Johnson Fixed Income Fund, and Johnson Municipal Income Fund, as of December 31, 2012 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the above mentioned Johnson Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 30, 2013

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 28, 2013 on the financial statements of JIC Institutional Bond Fund I, JIC Institutional Bond Fund II, JIC Institutional Bond Fund III, and Johnson Enhanced Return Fund as of December 31, 2012, and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the above mentioned Johnson Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

April 30, 2013